UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

WESTERN URANIUM & VANADIUM CORP.
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	000-55626	98-1271843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Bay Street, Suite 1400, Toronto, Ontario, Canada	M5H 2S8
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 864-2125

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2024, Western Uranium & Vanadium Corp. (together with its affiliates, “Western” or the “Company”) executed a binding Stock Purchase Agreement (the “Agreement”) to purchase 100% of the shares of Pinon Ridge Corporation, a Colorado corporation (“PRC”), from a private investor group and thereby acquire an approximately 900-acre property located in Montrose County, Colorado, where a uranium processing plant was previously licensed but never constructed. The Agreement provided that the former PRC shareholders were to be paid approximately US$830,000 for their PRC equity and shareholder loan repayments. As of October 3, 2024, Western has completed all such payments and the transaction has closed.

George Glasier, the President, CEO and a director of Western, and his wife Kathleen owned 50% of the shares of PRC, and Andrew Wilder, a director of Western, indirectly owned 3% of the shares of PRC, and so the transaction was considered a related party transaction within the meaning of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions, a rule that applies to Western as a Canadian company. The Company’s Board of Directors established an independent committee of the Board comprised of directors who were not considered to have an interest in the transaction, and the independent committee oversaw the negotiation and approved the entering into the Agreement on behalf of the Company. Of the total cash paid to the sellers, approximately $414,000 was paid to George Glasier and approximately $24,000 was paid to an affiliate of Andrew Wilder.

The transaction will be accounted for as a purchase of an asset. Western also assumed certain PRC liabilities and obligations in the transaction, including royalty obligations payable to an unrelated third party based upon the mineral volume processed through any mineral processing plant that is located on the property.

Item 8.01. Other Events.

On October 1, 2024, the Company issued a news release announcing its entry into the Agreement described in Item 1.01, above. The news release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 1, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2024	WESTERN URANIUM & VANADIUM CORP.

	By:	/s/ Robert Klein
Robert Klein
Chief Financial Officer

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